 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 28, 2008

MAXXAM INC.
(Exact name of Registrant as Specified in its Charter)

Delaware

(State or other jurisdiction of incorporation)

1-3924
(Commission File Number)

95-2078752
(I.R.S. Employer Identification Number)

1330 Post Oak Boulevard Suite 2000 Houston, Texas (Address of Principal Executive Offices)	77056 (Zip Code)

Registrant’s telephone number, including area code: (713) 975-7600

Not Applicable
(Former name, former address and
former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry Into a Material Definitive Agreement.

On March 28, 2008, the Registrant’s Section 162(m) Compensation Committee (the “Section 162(m) Committee”) adopted the 2008 bonus criteria under the MAXXAM 1994 Executive Bonus Plan (the “Executive Plan”) for eligible participants.  For 2008, these persons are Charles E. Hurwitz (“C. Hurwitz”), the Registrant’s Chairman and Chief Executive Officer, Shawn M. Hurwitz (“S. Hurwitz”), the Registrant’s President, and J. Kent Friedman, the Registrant’s General Counsel.  Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a public company for any compensation over $1.0 million paid to the chief executive officer and the four other most highly compensated officers of such company.  Performance-based compensation is not subject to the deduction limit if certain requirements are met.  The Executive Plan is designed to permit the award of bonuses meeting these requirements.

The Executive Plan provides for various categories under which the Section 162(m) Committee may establish specific performance goals (the “Bonus Criteria”).  The 2008 Bonus Criteria for Mr. C. Hurwitz relate to improved consolidated financial results, the undertaking by the Registrant’s consolidated business units of specified business opportunities, certain favorable developments in respect of the Registrant’s racing operations, completion of an Extraordinary Transaction (as defined in the Executive Plan), improved earnings per share, and achievement by the Registrant’s consolidated business and corporate segments of their 2007 business plans.  Mr. C. Hurwitz earns various specified amounts if such criteria are satisfied, subject to exercise by the Section 162(m) Committee of its “negative discretion” (the absolute discretion of the 162(m) Committee to reduce the actual bonus payable as the result of any of the criteria being achieved).

The 2008 Bonus Criteria for Messrs. S. Hurwitz and Friedman have categories that are similar to those for Mr. C. Hurwitz.  However, the categories were tailored to their particular duties and responsibilities.  Amounts earned by Messrs. S. Hurwitz and Friedman are also subject to the negative discretion of the 162(m) Committee.

This description is qualified in its entirety by the actual provisions of the 2008 Bonus Criteria for Messrs. C. Hurwitz, S. Hurwitz, and Friedman, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

c)    Exhibits

Exhibit Number	Description
10.1	2008 Bonus Criteria for the MAXXAM Chief Executive Officer under the MAXXAM 1994 Executive Bonus Plan
10.2	2008 Bonus Criteria for the MAXXAM President under the MAXXAM 1994 Executive Bonus Plan
10.3	2008 Bonus Criteria for the MAXXAM General Counsel under the MAXXAM 1994 Executive Bonus Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXAM INC.

Date: April 3, 2008	By:	/s/ Bernard L. Birkel
	Name:	Bernard L. Birkel
	Title:	Secretary

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